                                                                  EXHIBIT 10.15B

                                    GUARANTY


                  THIS GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "GUARANTY") dated as of October 30, 1997 made by THE GEON COMPANY, a Delaware corporation (the "GUARANTOR"), in favour of Canadian Imperial Bank of Commerce (the "LENDER").

                              W I T N E S S E T H :

                  WHEREAS pursuant to a Letter Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LETTER AGREEMENT"), between the Borrower (as defined below) and the Lender, the Lender has extended a $15,000,000 demand operating facility (the "Facility") in favour of the Borrower;

                  AND WHEREAS pursuant to the terms of the Letter Agreement, the Guarantor is required to execute and deliver this Guaranty;

                  AND WHEREAS the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

                  AND WHEREAS it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor, as the beneficial owner of all of the issued and outstanding capital stock of the Borrower, will derive substantial direct and indirect benefits from the extension of credit pursuant to the Facility made from time to time to the Borrower by the Lender pursuant to the Letter Agreement;

                  AND WHEREAS the Lender and the Borrower have entered into an agreement dated as of October 27, 1997, pursuant to which the Lender provided the Borrower with a bridge credit in the maximum principal amount of $135,000,000 (the "Credit Agreement");

                  NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender to establish the Facility pursuant to the Letter Agreement, the Guarantor agrees, for the benefit of the Lender, as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):


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                                     -2-

         "ACCRUED LIABILITIES" means, at any time, all Obligations which are (or but for demand by the Lender (which the Lender is precluded from doing by operation of law or court order) would be) due and payable by the Borrower to the Lender at the time in accordance with the terms and conditions of the Letter Agreement.

         "AGREED CURRENCY" is defined in Section 2.10.

         "BORROWER", means 1250828 Ontario Inc., a corporation existing under the laws of the Province of Ontario, and its successors by amalgamation or otherwise.

         "CONTINGENT LIABILITIES" means all Obligations, other than the Accrued Liabilities.

         "CREDIT AGREEMENT" is defined in the FIFTH RECITAL.

         "FACILITY" is defined in the FIRST RECITAL.

         "GUARANTOR" is defined in the PREAMBLE.

         "GUARANTY" is defined in the PREAMBLE.

         "INTERCORPORATE INDEBTEDNESS" is defined in Section 2.8.

         "JUDGMENT CURRENCY" is defined in Section 2.10.

         "LENDER" is defined in the preamble and includes its successors and assigns permitted under the Letter Agreement.

         "LETTER AGREEMENT" is defined in the FIRST RECITAL.

         "OBLIGATIONS" means all indebtedness, liabilities and obligations of the Borrower to the Lender arising under the Letter Agreement, whether present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Borrower to the Lender in any currency, including all principal, interest, commissions, fees, reasonable fees and expenses, reasonable legal fees and other out-of-pocket costs, indemnities, charges and expenses payable thereunder.

         "OTHER CURRENCY" is defined in Section 2.10.

         "RATE OF EXCHANGE" is defined in Section 2.10.

         "U.S. CREDIT AGREEMENT" means that certain credit agreement dated as of August 16, 1994, among the Guarantor, Citibank, N.A. as administrative agent, Nationsbank of North Carolina, N.A. as co-agent and the other institutions noted therein. For greater certainty,



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         the term "U.S. Credit Agreement" as used herein shall include any amendments, modifications, supplements, waivers or restatements to such agreement only until such date as CIBC Inc. remains a lender to the Guarantor pursuant to such agreement.

                  SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein (and except for Article III hereof) or should the context otherwise require, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably:

         (a) guarantees the full and punctual payment when due in accordance with the terms of the Letter Agreement, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations whether for principal, interest, fees, expenses or otherwise; and

         (b) indemnifies and holds harmless the Lender for any and all reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty after the occurrence of a demand for payment of all Accrued Liabilities is made hereunder;

PROVIDED HOWEVER, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that in the event of an actual or deemed entry of an order for relief with respect to the Guarantor under the United States Bankruptcy Code the Guarantor agrees that it will pay to the Lender promptly following demand the full amount which would be payable hereunder by the Guarantor in respect of any Accrued Liabilities as if all such Accrued Liabilities were then due and payable.

         SECTION 2.3. GUARANTY ABSOLUTE ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and


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effect until all Obligations have been paid in full in cash, all obligations of the Guarantor hereunder shall have been paid in full in cash and the Facility has been terminated. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Letter Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

         (a) any lack of validity, legality or enforceability of the Letter Agreement;

         (b)      the failure of the Lender

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person under the provisions of the Letter Agreement or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations:

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligation;

         (d) any reduction, limitation, impairment or termination of the Obligations for any reason, other than payment, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other similar event or occurrence affecting the Obligations;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Letter Agreement;

         (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender securing any of the Obligations;

         (g) the insolvency of, or voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting the Borrower or any of its assets; and

         (h) any other circumstance (other than payment) which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.


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         SECTION 2.4. REINSTATEMENT ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Lender, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person or entity or any collateral securing the Obligations.

         SECTION 2.6. POSTPONEMENT OF SUBROGATION, ETC. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation, reimbursement, exoneration, or indemnification, or any other right to participate in any claim or remedy under this Guaranty, by any payment made hereunder, until the payment in full in cash of all Accrued Liabilities demanded under Section 2.1; PROVIDED, HOWEVER, that if:

         (a) the Guarantor has made payment to the Lender of all Accrued Liabilities demanded under Section 2.1, and

         (b)      all such Accrued Liabilities have been paid in full in cash,

the Lender agrees that, at the Guarantor's request, the Lender will promptly execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty, save that such Accrued Liabilities are due and owing to the Lender and the Lender has not assigned or encumbered such Accrued Liabilities) requested by the Guarantor to transfer to the Guarantor the right to receive payment of the Accrued Liabilities so paid by the Guarantor.

         SECTION 2.7.  SUCCESSORS, TRANSFEREES AND ASSIGNS. This Guaranty shall:

         (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

         (b)      inure to the benefit of and be enforceable by the Lender.

Without limiting the generality of CLAUSE (B), the Lender may, subject to the terms of the Letter Agreement, assign or otherwise transfer (in whole or in part) any or all of the Credit to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under this Guaranty.

         SECTION 2.8.  POSTPONEMENT.

         (a) All obligations, liabilities and indebtedness, present and future, of the Borrower to



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         the Guarantor of any nature whatsoever and all security therefor (the
         "INTERCORPORATE INDEBTEDNESS") are hereby postponed to the Obligations; PROVIDED that, until the Lender shall have demanded the repayment of any of the Obligations from the Borrower and notice by the Lender to the Guarantor that its liability hereunder has become due and payable, the Guarantor (subject to the terms and provisions of this Guaranty) shall have the right to receive payments in respect of the Intercorporate Indebtedness in accordance with the terms thereof.

         (b) If the liabilities of the Guarantor hereunder become due and payable, the Lender shall be entitled to receive payment of the liabilities of the Guarantor hereunder then due and payable in full before the Guarantor shall be entitled to receive any payment on account of the Intercorporate Indebtedness. After notice by the Lender to the Guarantor that the liabilities of the Guarantor hereunder have become due and payable, and for so long as any such liabilities then due and payable shall remain unpaid, the Guarantor shall not purport to release or withdraw the Intercorporate Indebtedness.

         SECTION 2.9.  WITHHOLDING TAXES.

The Guarantor hereby agrees that:

         (a) All payments by the Guarantor hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the net income, capital or receipts of the Lender (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will:

                  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                  (iii) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

                  Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may, after requesting the Guarantor to pay the same, allowing a reasonable time for the Guarantor to do so and the lapse of such reasonable



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                                      -7-

time without payment, pay such Taxes and the Guarantor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had such Taxes not been asserted.

         (b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         (c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.9 shall survive the payment in full of the Obligations.

         (d) If the Lender receives payment from the Guarantor of any Taxes pursuant to this Section 2.9 and the official receipts or other documentation related thereto referred to in clause (a)(ii) above, the Lender shall apply (provided that the Guarantor pays all costs and expenses incurred by the Lender in connection with such application) for a refund in respect of such Taxes to the extent it is entitled to do so under applicable law and promptly pay such refund when received to the Guarantor; provided, however, that the Guarantor agrees to return such portion of such refund to the Lender promptly after it receives notice from the Lender that the Lender is required to return any portion of such refund to the relevant taxing authority. Nothing in this clause shall be construed to require the Lender to disclose any of its tax returns or other confidential or proprietary information to the Guarantor or to conduct its business or to arrange or to alter in any respect its tax or financial affairs so that it is entitled to receive any refund of any Taxes.

         SECTION 2.10.  JUDGMENT CURRENCY.

                  (a) The Guarantor hereby agrees that payments hereunder on account of the Obligations shall be made in the currency agreed to (the"AGREED CURRENCY")with respect to each such Obligation and if any payment is received in another currency (the "OTHER CURRENCY"), such payment shall constitute a discharge of the liability of the Guarantor only to the extent of the amount of the Agreed Currency which the Lender is able to purchase with the amount of the Other Currency received by it on the Banking Day next following such receipt in accordance with normal procedures and after deducting any out-of-pocket costs of exchange.

                  (b) If, for the purpose of obtaining judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "JUDGMENT CURRENCY") any amount due in the Agreed Currency, then the conversion shall be made on the basis of the rate of exchange prevailing on the Banking Day next preceding the day on which judgment is given. For the foregoing purposes "RATE OF EXCHANGE" means the rate at which the Lender, in accordance with its normal banking procedures, is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any out-of-pocket costs of exchange.

                  (c) The obligation of the Guarantor in respect of any sum due to the Lender hereunder shall, notwithstanding any judgment in a currency other than the Agreed Currency, be discharged only to the extent that on the Banking Day following receipt by the Lender of any sum adjudged to be so due in such other currency, the Lender may, in accordance with normal banking procedures, purchase the Agreed Currency with such other currency after deducting any out-of-pocket costs of exchange. In the event that the Agreed Currency so purchased is less than the sum originally due to the Lender in the Agreed Currency, the Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the Lender against such loss. In the event that the Agreed Currency so purchased is more than the sum originally due, the Lender will refund the excess to the Guarantor.


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Guarantor makes and gives the following representations and warranties to the Lender, upon each of which the Lender has relied in entering into the Letter Agreement and in accepting this Guaranty from the Guarantor. Each term used but not defined in this Article III shall have the meanings provided in the U.S. Credit Agreement.

         (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby, are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor's charter or by-laws or (ii) any law or any contractual restriction binding or affecting the Guarantor.

         (c) No authorization or approval or other action by, and notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

         (d) This Guaranty constitutes a legal, valid and binding obligation on the Guarantor, enforceable against the Guarantor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, re-organization or


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                                      -9-

         other similar laws affecting creditors' rights generally and by principles of equity).

         (e) The Consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1996, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheet of the Guarantor and its Subsidiaries as at June 30, 1997 and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Guarantor, copies of which have been furnished to the Lender, fairly present, subject, in the case of said balance sheet as of June 30, 1997 and said statements of income and cash flows for the six months then ended, to year end audit adjustments, the Consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, there has been no Material Adverse Change (as defined in the Credit Agreement).

         (f) To the best of the Guarantor's knowledge, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation any Environmental Action, affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the litigation identified in Schedule A hereto or (ii) purports to affect the legality, validity or enforceability of this Guaranty.

         (g) It is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

         (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

         (i) Neither the Guarantor nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

         (j) Neither the Guarantor nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

         (k) Except as set forth in the financial statements referred to in
         Section 3.1(e), the Guarantor and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         (l) The operations and properties of the Guarantor and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Guarantor and its Subsidiaries, the Guarantor and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Guarantor or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

         (m) None of the properties currently or formerly owned or operated by the Guarantor or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous state list of sites requiring investigation or cleanup, the listing, or proposed listing of which would be reasonably likely to have a Material Adverse Effect, except as described in the registration statement, Registration No. 33-70998, declared effective by the Securities and Exchange Commission on November 23, 1993 or, to the best knowledge of the Guarantor, is adjacent to any such property.

         (n) Except where noncompliance would not individually or in the aggregate have a Material Adverse Effect (i) neither the Guarantor nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and (ii) all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Guarantor or any of its Subsidiaries have been disposed of in compliance with all Environmental Laws and Environmental Permits.


         SECTION 3.2. COVENANTS. The Guarantor will, during the term of this
         Guaranty:

         (a) Comply, and cause each of its Subsidiaries (other than Synergistics and, subsequent to the Amalgamation the Borrower (as each such term is defined in the Credit Agreement)) to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 3.2(j).

         (b) Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and
         (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (c) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates; provided, however, that the Guarantor and its Subsidiaries may self-insure to the same extent as is consistent with its past practice and to the extent consistent with prudent business practice.

         (d) Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) of the U.S. Credit Agreement; and provided that the Borrower and Synergistics may consummate any Second Step Transaction or an Amalgamation (as each such term is defined in the Credit Agreement); and provided further that neither the Guarantor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Guarantor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Guarantor, such Subsidiary or the lender under the U.S. Credit Agreement.

         (e) At any reasonable time and from time to time, permit the Lender or its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor, and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of the officers or directors of the Guarantor and with their independent certified public accountants.

         (f) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

         (g) Maintain and preserve, and cause each of its Subsidiaries (other than Synergistics and, subsequent to the Amalgamation, the Borrower (as each such term is defined in the Credit Agreement)) to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (h) Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the U.S. Credit Agreement with any of their Affiliates on terms that are fair and reasonable and no less favourable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         (i)      Furnish to the Lender:

                  (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, Consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer or the controller of the Guarantor as having been prepared in accordance with GAAP, it being agreed that delivery of the Guarantor's Quarterly Report on Form 10-Q will satisfy this requirement;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, containing Consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Lender by Ernst & Young or other independent public accountants acceptable to the Lender; and

                  (iii) such other information respecting the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries as the Lender may from time to time reasonably request.

         (j) Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying it's properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties pursuant to the order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws; provided, however, that neither the Guarantor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligations to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 4.1. DOCUMENT. This Guaranty is executed pursuant to the Letter Agreement.

         SECTION 4.2. INFORMATION. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that the Lender will have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

         SECTION 4.3. BINDING ON SUCCESSORS, TRANSFERRED ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); PROVIDED, HOWEVER, that the Guarantor may not delegate any of its obligations hereunder without the prior written consent of the Lender, such consent not to be unreasonably withheld, and any purported assignment in the absence of such consent shall be void.

         SECTION 4.4. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 4.5. ADDRESSES FOR NOTICES TO THE GUARANTOR. Any notice or communication to be given under this Guaranty to the Guarantor may be effectively given by delivering the same to either the Guarantor at One Geon Center, P.O. Box 122, Avon Lake, Ohio 44012, U.S.A., Attention: Jean M. Miklosko, Treasurer or to the Guarantor c/o Fasken Campbell Godfrey, 4200 - Toronto Dominion Bank Tower, Box 20, Toronto-Dominion Centre, Toronto, Ontario, M5K 1N6, Attention: Jon J. Holmstrom, and marked URGENT or by sending the same by prepaid registered mail to it at such address. Any notice so delivered or mailed shall be effective when received. Any notice or communication to be given under this Guaranty to the Lender shall be effective if given in accordance with the provisions of the Letter Agreement as to the giving of notice to it, and the Lender may change its address for notices in accordance with the said provisions.

         SECTION 4.6. NO WAIVER; REMEDIES. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No waiver of any of such rights and no modification, amendment or discharge of this Guaranty shall be deemed to be made by the Lender or shall be effective unless the same shall be in a writing executed and delivered by the Lender and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Lender or the obligations of the Guarantor to the Lender in any other respect at any other time. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 4.7. CAPTIONS. Captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 4.8. SETOFF. In addition to, and not in limitation of, any rights of the Lender under applicable law, the Lender shall, after demand of all Accrued Liabilities is made hereunder, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Lender, or any agent or bailee for the Lender. The Lender agrees to promptly notify the Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         SECTION 4.9. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 4.10. WAIVERS. The Guarantor hereby waives notice of acceptance of this Guaranty, notice of the creation, renewal or accrual of any of the Obligations and notice or proof of reliance by the Lender upon this Guaranty, and waives diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Obligations, suit or taking other action or making any demand against, and any other notice to the Borrower or any other party liable thereon.

         SECTION 4.11. VARIOUS MATTERS. So far as the Guarantor is concerned, the Lender may, at any time and from time to time, without the consent of, or notice to the Guarantor, and without impairing or releasing any of the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) modify or change the manner, place or terms of, and/or change or extend the time of payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, provided that such modification, change, extension, renewal or alteration, or the manner in which it was implemented, does not violate the provision of the Letter Agreement, and this Guaranty shall apply to the Obligations as so modified, changed, extended, renewed or altered;

                  (b) sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto;

                  (c) exercise or refrain from exercising any rights against the Borrower or others;

                  (d) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lender;

                  (e) apply any sums paid by or howsoever realized from any Person (other than the Borrower or Guarantor) to any of the Obligations regardless of what liability or liabilities of the Borrower remain unpaid; provided however that any sums paid to the Lender by reason of the Obligations shall be applied to satisfy the Obligations to the extent paid; and

                  (f) amend or otherwise modify the Letter Agreement, consent to or waive any breach of, or any act, omission or default under the Letter Agreement, or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith, and this Guaranty shall apply to the Obligations as set forth in each of such documents as so amended and modified. Any such action, shall not impair or release any of the obligations of the Guarantor hereunder.

         SECTION 4.12. SURVIVAL. Notwithstanding any other provision of this Guaranty, the liabilities of the Guarantor under this Guaranty in respect of the Contingent Liabilities shall survive for a period of five years from the date all principal and interest, fees and other Accrued Liabilities have been paid to the Lender, whether pursuant to the Letter Agreement, this Guaranty or otherwise.

         SECTION 4.13. KNOWLEDGE. All provisions contained herein requiring the Guarantor to make a determination or assessment of any event or circumstance or other matter to the best of its knowledge shall be construed to represent the actual knowledge of the President and Chief Executive Officer, Senior Vice President Technology/Engineering, Senior Vice President Commercial, Vice President Operations, Vice President General Counsel and Secretary and Chief Financial Officer and Senior Vice President, Human Resources of the Guarantor, after such individuals have made all inquiries and investigations as may be reasonably necessary in the circumstances before making any such determination or assessment.

         SECTION 4.14. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 4.15.  JURISDICTION, ETC.

                  (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

                  (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or Federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 4.16. WAIVER OF JURY TRIAL. The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counter-claim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or the actions of the Lender in the negotiation, administration or enforcement thereof.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                            THE GEON COMPANY



                                            By: /s/ Jean M. Miklosko
                                               -------------------------------
                                                     Name:  Jean M. Miklosko
                                                     Title: Treasurer